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EXHIBIT 10.36

IMPROVENET, INC.

STOCK REPURCHASE AGREEMENT

IMPROVENET, INC

STOCK REPURCHASE AGREEMENT

        THIS STOCK REPURCHASE AGREEMENT is made as of the 12th day of July, 2001 (the "Effective Date") by and among IMPROVENET, INC., a Delaware corporation (the "Company"), and Ronald B. Cooper (the "Seller").

        WHEREAS, the Seller was granted an option to purchase 577,102 shares of the Common Stock of the Company (the "Option");

        WHEREAS, the Seller exercised the Option with respect to 400,000 shares of the Common Stock of the Company (the "Shares");

        WHEREAS, the Seller has executed non-recourse promissory notes in favor of the Company in the principal amount of $1,500,000, which notes are secured in part by the Shares;

        WHEREAS, the Seller desires to sell 400,000 shares of the Common Stock of the Company as herein described, on the terms and conditions hereinafter set forth; and

        WHEREAS, the Company desires to purchase 400,000 shares of the Common Stock of the Company on the terms and conditions hereinafter set forth.

The parties hereby agree as follows:

1.    TERMS OF THE REPURCHASE

        1.1    THE REPURCHASE.    Subject to the terms of this Agreement, Seller agrees to sell to the Company 400,000 shares of the Company's common stock (the "Shares") in consideration for the cancellation by the Company of non-recourse promissory notes of the Seller for an aggregate principal amount of $1,500,000 plus accrued interest of $129,954 thereon (the "Notes").

2.    THE CLOSING

        2.1    Closing Date.    The closing of the purchase and sale of the Shares (the "Closing") shall be held on the Effective Date, or at such other time as the Company and the Seller shall agree (the "Closing Date").

        2.2    Delivery.    At the Closing (i) the Seller will deliver to the Company a stock certificate or certificates representing the Shares duly endorsed for transfer; and (ii) the Company will deliver to the Seller the cancelled Notes.

3.    REPRESENTATIONS, WARRANTIES AND CONVENANTS OF THE COMPANY

        The Company hereby represents and warrants to the Seller as follows:

        3.1    Corporate Power.    The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

        3.2    Authorization.    All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the cancellation of the Notes has been taken. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

        3.3    Ownership.    The Company is the sole legal and beneficial owner of the Notes, and no other person has any interest in such Notes.

        3.4    No Consents.    No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which the Company is subject that is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

4.    REPRESENTATIONS AND WARRANTIES OF THE SELLER

        4.1    Authorization.    All action on the part of the Seller necessary for the authorization, execution, delivery and performance of this Agreement by the Seller and the performance of the Seller's obligations hereunder, including the endorsement of the Shares has been taken. This Agreement shall constitute a valid and binding obligation of the Seller enforceable in accordance with its terms.

        4.2    Ownership.    Seller represents and warrants that he is the sole legal and beneficial owner of the Shares, and that no other person has any interest in such Shares.

        4.3    No Consents.    No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Seller is a party or to which the Seller is subject that is required for the execution, delivery or performance by the Seller of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

        4.4    Further Assurances.    Seller agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

5.    MISCELLANEOUS

        5.1    Binding Agreement.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        5.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

        5.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.4    Expenses.    Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

        5.5    Independent Counsel.    Seller acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Seller. Seller has been provided with an opportunity to consult with Seller's own counsel with respect to this Agreement.

        5.6    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        5.7    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 1286 Oddstad Drive, Redwood City, CA 94063 and to Seller at 1286 Oddstad Drive, Redwood City, CA 94063 or at such other address as the Company or Seller may designate by ten (10) days advance written notice to the other parties hereto.

        5.8    Modification; Waiver.    No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Seller.

        5.9    Entire Agreement.    This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

        IN WITNESS WHEREOF, the parties have executed this STOCK REPURCHASE AGREEMENT as of the date first written above.

COMPANY:

IMPROVENET, INC.
By:	BOB STEVENS /s/ BOB STEVENS
Title:	Director

RONALD B. COOPER
/s/ RONALD B. COOPER Signature

SEE RESTRICTIVE LEGEND(S) ON REVERSE

Number		Shares
C-100		400,000
	IMPROVENET, INC. COMMON STOCK

THIS CERTIFIES THAT Ronald B. Cooper is the registered holder of **Four Hundred Thousand (400,000)** Shares of Common Stock of IMPROVENET, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this 14th day of December A.D. 1999.

/s/ RONALD B. COOPER RONALD B. COOPER, PRESIDENT	/s/ RICHARD G. REECE RICHARD G. REECE, SECRETARY

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  EXHIBIT 10.36
IMPROVENET, INC STOCK REPURCHASE AGREEMENT